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                                                                     EXHIBIT 2.3

                                SECOND AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("SECOND AMENDMENT") is entered into effective as of March [9], 2000, by and among InfoSpace.com, Inc., a Delaware corporation ("PARENT"), IC Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("SUB"), and saraide.com inc, a Delaware corporation (the "COMPANY"). Parent, Sub and the Company are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES." All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Reorganization Agreement (as defined below).

                                    RECITALS

         A. The Parties entered into an Agreement and Plan of Reorganization dated as of December 6, 1999 (the "REORGANIZATION AGREEMENT"), pursuant to which (among other things) the Parties have agreed to effect a merger of Sub with and into the Company in accordance with the Reorganization Agreement and Delaware Law.

         B. The Parties entered into an Amendment to Agreement and Plan of Reorganization dated as of January 4, 2000 (the "FIRST AMENDMENT"), pursuant to which the parties amended the Reorganization Agreement for the limited purpose of extending until February 5, 2000 the period in which the Company may elect, in accordance with Section 8.7(e) of the Reorganization Agreement, to notify Parent that the Company is electing to require that the Parent Share Consideration be issued in reliance on the Private Placement Exemption. The Company did not deliver such notice on or prior to such date.

         C. The parties now wish to further amend the Reorganization Agreement for the limited purpose of clarifying the intention of the Parties regarding the exercise price of options to purchase Parent Common Stock granted to holders of Company Options pursuant to Section 3.2 of the Reorganization Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:
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SECTION 1.  AMENDMENT OF REORGANIZATION AGREEMENT

      1.1 AMENDMENT OF SECTION 3.2. Section 3.2 of the Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

            3.2  Company  Options and  Warrants.  At the  Effective  Time,  each
                 Company Option will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by the Surviving Corporation and Parent and converted into options to purchase the following: (a) the number of shares of Surviving Corporation Common Stock determined by multiplying
                 (i) the number of shares of Company Capital Stock issuable upon the exercise of such Company Option immediately prior to
                 the  Effective   Time,  by  (ii)  the  Surviving   Corporation
                 Conversion Ratio (such options referred to herein as Surviving Corporation Options); and (b) the number of shares of Parent Common Stock determined by multiplying (i) the number of shares of Company Capital Stock issuable upon the exercise of such Company Option immediately prior to the Effective Time, by (ii) the Parent Conversion Ratio (such options referred to herein as Parent Options). The term, exercisability, vesting schedule, acceleration provisions, vesting commencement date, status as an "incentive stock option" under Section 422 of the Code, if applicable, all restrictions on the exercise of each such assumed Company Option and all other terms and conditions of the Company Options will otherwise be unchanged. The exercise price per share of the Surviving Corporation Options will remain unchanged. The exercise price per share of the Parent Options will be equal to the quotient obtained by dividing 80% of the exercise price per share of such Company Option immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest cent. If the foregoing
                 calculation   results  in  an  assumed   Parent  Option  being
                 exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option will be rounded down to the nearest whole number of shares. Continuous employment with the Company will be credited to an optionee of the Company for purposes of determining the number of shares of Surviving Corporation Common Stock and Parent Common Stock subject to exercise under an assumed Company Option after the Effective Time. The Parties acknowledge that the Merger will constitute a "Change of Control" under the Company Plans. Prior to the Effective Time, the Company shall take all action necessary so that all outstanding warrants and any other rights to acquire Company Capital Stock (other than the Company Options) ("Warrants") are either exercised in full or terminated prior to the Effective Time.
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      1.2  NO OTHER AMENDMENTS.  Except as it has been specifically amended pursuant to Section 1.1 or the First Amendment, the Reorganization Agreement shall from and after the date hereof continue in full force and effect.

SECTION 2. ADDITIONAL PROVISIONS

      2.1 ENTIRE AGREEMENT AND MODIFICATION. The Reorganization Agreement (including the exhibits thereto), as amended by the First Amendment and this Second Amendment, constitutes the entire agreement among the Parties with respect to the subject matter thereof and hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof and thereof; provided, however, that the letter agreement between Parent and the Company dated November 9, 1999 relating to the Parties' mutual nondisclosure obligations and certain other matters shall remain in full force and effect notwithstanding the execution and delivery of the Reorganization Agreement (as amended) and the consummation of the Merger. The Reorganization Agreement, as amended by the First Amendment and this Second Amendment, may not be further amended except by a written agreement executed by all Parties.

      2.2 COUNTERPARTS. This Second Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. 2.3 Headings. The Section headings contained in this Second Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Second Amendment.

      2.4 SEVERABILITY. Any term or provision of this Second Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
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         IN WITNESS  WHEREOF,  the  Parties  hereto  have  executed  this Second
Amendment effective as of the date first above written.

         PARENT:             INFOSPACE.COM, INC.

                             By:       /s/   Ellen B. Alben
                                ------------------------------------------------
                             Name:  Ellen B. Alben
                                  ----------------------------------------------
                             Title: Sr. Vice President, Legal & Business Affairs
                                   ---------------------------------------------

         SUB:                IC ACQUISITION I CORPORATION

                             By:       /s/   Ellen B. Alben
                                ------------------------------------------------
                             Name:  Ellen B. Alben
                                  ----------------------------------------------
                             Title: Sr. Vice President, Legal & Business Affairs
                                   ---------------------------------------------

         THE COMPANY:        SARAIDE. COM INC

                             By:      /s/   Hatim Tyabji
                                ------------------------------------------------
                             Name:    Hatim Tyabji
                                  ----------------------------------------------
                             Title:    Chief Executive Officer
                                   ---------------------------------------------